                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- - --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Amended Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             Kiddie Products, Inc.
                (Name of Registrant as Specified In Its Charter)

                             Kiddie Products, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:

   4) Proposed maximum aggregate value of transaction:

   Set forth the amount on which the filing fee is calculated and state how it was determined.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:  $125

   2) Form, Schedule or Registration Statement No.:  Schedule 14A

   3) Filing Party:  Kiddie Products, Inc.

   4) Date Filed:  March 3, 1995

- - --------------------------------------------------------------------------------

                             KIDDIE PRODUCTS, INC.
                                ONE KIDDIE DRIVE
                           AVON, MASSACHUSETTS 02322
                              TEL. (508) 588-1220
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 1995
                            ------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Kiddie Products, Inc. will be held on Thursday, May 18, 1995, at 10:30 a.m., local time, at the Marriott Courtyard Hotel, 100 Technology Center Drive, Stoughton, Massachusetts, for the following purposes:

     1. To elect two Class III Directors to the Board of Directors with terms expiring at the 1998 Annual Meeting of Stockholders.

     2. To approve an amendment to the Company's Articles of Organization to change the Company's name to "The First Years Inc."

     3. To approve an amendment to the Company's Articles of Organization to increase the number of authorized shares of the Company's Common Stock from 7,500,000 to 15,000,000, $.10 par value per share.

     4. To approve an amendment to the Company's 1993 Equity Incentive Plan (i) increasing the number of shares of the Company's Common Stock authorized for issuance under the Plan from 205,000 to 305,000; and
         (ii) limiting the number of stock options and stock appreciation rights that can be awarded to any single participant during the life of the Plan.

     5. To approve an amendment to the Company's 1993 Stock Option Plan for Non-employee Directors (i) increasing the number of shares of the Company's Common Stock authorized for issuance under the Plan from 15,000 to 30,000; and (ii) providing for an additional one-time award of an option for 5,000 shares to each non-employee member of the Board of Directors who has been in office for at least three (3) years.

     6. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year 1995.

     7. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

     Stockholders of record at the close of business on March 31, 1995 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will remain open.

     All stockholders are cordially invited to attend the meeting.

            STOCKHOLDERS ARE URGED TO MARK, SIGN AND RETURN PROMPTLY
                THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE

                                            By order of the Board of Directors

                                            Evelyn Sidman
                                             Clerk
Avon, Massachusetts
April 10, 1995

                             KIDDIE PRODUCTS, INC.
                                ONE KIDDIE DRIVE
                           AVON, MASSACHUSETTS 02322
                              TEL. (508) 588-1220

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 18, 1995

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kiddie Products, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 18, 1995, at 10:30 a.m., local time, at the Marriott Courtyard Hotel, 100 Technology Center Drive, Stoughton, Massachusetts and at any adjournments of that Meeting ("Meeting").

     The representation in person or by proxy by at least a majority of the outstanding shares of the Company's common stock entitled to vote at the Meeting is necessary to constitute a quorum for the Meeting. An affirmative vote of holders of a majority of the shares of the Company's common stock, outstanding and entitled to vote at the meeting is required for approval of each proposal to amend the Company's Articles of Organization. An affirmative vote of holders of a majority of the shares of the Company's common stock, present or represented, and entitled to vote at the Meeting, is required for the approval of all other proposals presented to the Company's stockholders at the Meeting other than the election of directors which requires a plurality of votes cast for any nominee or nominees at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes.

     Abstentions and broker non-votes (i.e. shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. Abstentions are entitled to vote and thus have the effect of a vote against a proposal other than election of directors. In contrast, broker non-votes are not entitled to vote and thus will have no effect on the outcome of a proposal. However, with respect to proposals to amend the Company's Articles of Organization, both abstentions and broker non-votes will have the effect of a vote against the proposals.

     All proxies will be voted in accordance with the instructions contained in the proxy and if no choice is specified, a proxy will be voted in favor of a proposal unless it constitutes a broker non-vote. Any proxy may be revoked by a stockholder at any time before it is exercised, by written or oral request to Evelyn Sidman, Clerk of the Company. A proxy may also be revoked by a stockholder attending the Meeting and voting in person.

     Only holders of Common Stock of record at the close of business on March 31, 1995 will be entitled to vote at the Meeting. On December 31, 1994, there were outstanding 2,250,430 shares of common stock of the par value of $.10 per share. With respect to all matters which will come before the Meeting, each stockholder may cast one vote for each share registered in his name on the record date.

     The Company's Annual Report for the fiscal year ended December 31, 1994 was mailed to the stockholders with the mailing of this Notice and Proxy Statement on or about April 10, 1995.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the knowledge of the Company, the beneficial ownership of the Common Stock of the Company as of February 21, 1995 by (i) persons owning more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table on page 8 who were serving as executive officers at the end of the 1994 fiscal year and (iv) all directors and executive officers of the Company as a group:

                                                                 AMOUNT AND
                                                                  NATURE OF
                                                                 BENEFICIAL       PERCENTAGE
             NAME AND ADDRESS OF BENEFICIAL OWNER               OWNERSHIP(1)       OF CLASS
             ------------------------------------              -------------     -----------
Marshall B. Sidman............................................      581,700(2)(3)     25.8%
     One Kiddie Drive
     Avon, MA
Evelyn Sidman.................................................      581,700(3)        25.8%
     One Kiddie Drive
     Avon, MA
Jerome M. Karp................................................       80,260(4)         3.6%
     One Kiddie Drive
     Avon, MA
Ronald J. Sidman..............................................      262,502(5)        11.6%
     One Kiddie Drive
     Avon, MA
Benjamin Peltz................................................      167,734(6)         7.4%
     One Kiddie Drive
     Avon, MA
Fred T. Page..................................................        4,800(7)          *
     c/o Kiddie Products, Inc.
     One Kiddie Drive
     Avon, MA
Merton N. Alperin.............................................        3,000(8)          *
     c/o Kiddie Products, Inc.
     One Kiddie Drive
     Avon, MA
John N. Colantuone............................................        2,502(9)          *
     One Kiddie Drive
     Avon, MA
Santa Monica Partners, L.P....................................      173,000(10)        7.7%
     Two Madison Avenue
     Larchmont, NY
Quest Advisory Corp...........................................      197,136(11)        8.8%
Quest Management Company
Charles M. Royce
     1414 Avenue of the Americas
     New York, NY
All directors and executive officers as a group
     (13 persons).............................................    1,112,401(12)       48.6%

- - ---------------
* Less than 1% of outstanding shares of Common Stock.

     (1) Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to shares listed.

     (2) Includes 176,160 shares owned beneficially by Mr. Sidman's wife, Evelyn Sidman, who has sole voting and investment power. Subsequent to the date of this table, Mr. Marshall B. Sidman died on March 24, 1995 and the beneficial ownership of his shares will be transferred to his wife, Evelyn Sidman.

     (3) The aggregate number of shares owned or deemed to be owned beneficially by Mrs. Sidman is 581,700 or 25.8% of the Company's outstanding stock. Mrs. Sidman may be deemed to be a control person of the Company.

     (4) Includes 57,000 shares owned beneficially by Mr. Karp's wife, Eleanor
J. Karp, who has sole voting and investment power with respect to such shares. Mr. Karp disclaims any beneficial interest in such shares.

     (5) Includes 10,502 shares issuable to Mr. Ronald J. Sidman pursuant to currently exercisable stock options.

     (6) Includes 7,834 shares issuable to Mr. Peltz pursuant to currently exercisable stock options.

     (7) Includes 3,000 shares issuable to Mr. Page pursuant to options, 1,500 of which are currently exercisable and 1,500 of which will be exercisable within the next sixty days.

     (8) Includes 3,000 shares issuable to Mr. Alperin pursuant to options, 1,500 of which are currently exercisable and 1,500 of which will be exercisable within the next sixty days.

     (9) Includes 2,502 shares issuable to Mr. Colantuone pursuant to currently exercisable stock options.

    (10) As reported on Schedule 13D filed with the Securities and Exchange Commission in August 1994, Lawrence J. Goldstein, general partner of Santa Monica Partners, L.P., may be deemed to beneficially own 173,000 shares of the Company's outstanding stock and shares voting and dispositive power with Santa Monica Partners, L.P. over such shares.

    (11) As reported on Schedule 13G filed with the Securities and Exchange Commission in February 1995, Quest Advisory Corp., Quest Management Company and Charles M. Royce are members of a "group" within the meaning of Rule 13(d) (3) of the Exchange Act of 1934; Quest Advisory Corp. has sole voting and dispositive power over 162,636 shares; Quest Management Company has sole voting and dispositive power over 34,500 shares; and Mr. Royce may be deemed to beneficially own the shares of Quest Advisory Corp. and Quest Management Company but disclaims beneficial ownership of the shares held by each.

    (12) The total for all directors and executive officers as a group includes 36,341 shares issuable to the directors and officers pursuant to currently exercisable stock options or to options exercisable within the next 60 days. The total also includes shares owned beneficially by spouses which have been counted only once.

                             ELECTION OF DIRECTORS
                                (NOTICE ITEM 1)

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors, two Class II directors and two Class III directors, whose terms expire, respectively, at the 1996, 1997 and 1995 Annual Meeting of stockholders. However, a vacancy currently exists in the Class I Directors as a result of the death on March 24, 1995 of Marshall B. Sidman who had served as the Chairman of the Board and the Chief Executive Officer of the Company. At each Annual Meeting of Stockholders, directors are elected for a term of three years or until their successors are chosen and qualified. The two Class III directors elected at this Meeting will be elected to serve until the 1998 Annual Meeting of Stockholders.

     The Board of Directors has fixed the number of directors at seven and has designated as Class III director nominees Ronald J. Sidman and Benjamin Peltz. Each of the nominees is currently a Class III director of the Company.

     The persons named in the proxy will vote to elect Ronald J. Sidman and Benjamin Peltz as Class III directors, unless authority to vote for the election is withheld by marking the proxy to that effect, or the proxy is marked with the names of directors as to whom authority to vote is withheld. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable.

     Set forth below is certain information furnished to the Company by each director of the Company (including the two nominees for Class III director).
Information regarding the number of shares of the Company's Common Stock beneficially owned by each of them, directly or indirectly, as of February 21, 1995, appears on pages 3 and 4:

                NOMINEES FOR ELECTION AS CLASS III DIRECTORS --
             TERMS EXPIRING AT THE 1998 ANNUAL STOCKHOLDERS MEETING

                                                                                         YEAR
                                                                                         FIRST
                                                                                         BECAME
               NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT(1)(2)                  AGE   DIRECTOR
- - --------------------------------------------------------------------------------  ---   --------
Ronald J. Sidman, Chairman of the Board, Chief Executive Officer and
  President.....................................................................   48     1975
Benjamin Peltz, Senior Vice President and Treasurer.............................   55     1975

                CLASS I DIRECTORS -- TERMS EXPIRING AT THE 1996
                          ANNUAL STOCKHOLDERS MEETING

Jerome M. Karp, Vice Chairman of the Board of Directors.........................   67     1969
Fred T. Page, President -- Network Services, Southern New England
  Telecommunications Corporation................................................   48     1988

                CLASS II DIRECTORS -- TERMS EXPIRING AT THE 1997
                          ANNUAL STOCKHOLDERS MEETING

Evelyn Sidman, Clerk of the Company.............................................   81     1979
Merton N. Alperin, CPA and Financial Consultant.................................   72     1988

- - ---------------
     (1) Mr. Ronald J. Sidman has served as President of the Company for over five years and was elected to the offices of Chairman of the Board and Chief Executive Officer on March 28, 1995. Benjamin Peltz has been employed by, and held the same position with the Company for over five years. Mr. Alperin, a Certified Public Accountant, has been a financial consultant for over five years and was Chairman of the Board of Public Accountancy of Massachusetts for the years 1979, 1982 and 1984. Mr. Page has been President -- Network Services of Southern New England Telecommunications Corporation ("SNET") since January 1994 and has been with SNET for over five years. All of the other incumbent directors have been employed by the Company and held the same position with the Company for over five years.

     (2) Evelyn Sidman is the mother of Ronald J. Sidman. Benjamin Peltz is Mrs. Sidman's son-in-law.

COMMITTEES OF THE BOARD

     The Board of Directors of the Company has an Audit Committee and a Compensation Committee. It does not have a Nominating Committee.

     The Audit Committee is responsible for reviewing the Company's financial statements. Among other matters, the Audit Committee reviews the Company's expenditures, reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent auditors the scope of their audit, their independent auditors' report and recommendations, and recommends the selection of the Company's independent auditors. During 1994, the Audit Committee, which consists of Messrs. Alperin and Page, held two meetings.

     The Compensation Committee is responsible for approving and reporting to the Board of Directors on the annual compensation for all executive officers including salaries, fringe benefits and incentive compensation paid to the executive officers under the Company's 1993 Restated Annual Incentive Plan for Salaried Employees ("Annual Incentive Plan"). The Committee is also responsible for both administering and granting stock options, stock appreciation rights, stock awards, and other awards under the Company's 1993 Equity Incentive Plan. During 1994, the Compensation Committee, which consists of Messrs. Alperin, and Page, held three meetings.

     During 1994, the Board of Directors held seven meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all Committees of the Board on which he or she then served.

COMPENSATION OF DIRECTORS

     The Company pays each director who is not an employee of the Company an annual retainer of $12,500 for Board service, plus attendance fees of $750 per meeting for each Board or committee meeting attended. The Company also reimburses expenses incurred in connection with service on the Board.

     Non-employee directors are also eligible to receive an option each year to purchase 1,500 shares of the Company's common stock under the Company's 1993 Stock Option Plan for Non-employee Directors (the "Directors Plan"). Under this Plan, the exercise price is equal to the fair market value per share of the Company's common stock on the date of the grant. Pursuant to this Plan, on May 18, 1994, each of Messrs. Alperin and Page was granted an option to purchase 1,500 shares of common stock at an exercise price of $11.25 per share.

     All stock options granted under the Directors Plan become fully exercisable one year after the date of the grant. An optionee generally may exercise an option granted under the Directors Plan, to the extent vested, only while he or she is a director of the Company and for up to three months thereafter. If a director's service terminates as a result of death, each exercisable option will remain exercisable for a period of one year. In the event of any merger, consolidation, sale of substantially all of the Company's assets or dissolution or liquidation of the Company ("transactions"), all options outstanding under the Directors Plan that are not otherwise exercisable will become immediately exercisable at least twenty (20) days prior to the effective date of such transaction. Unexercised options expire ten years after the date of grant.

                       COMPENSATION AND OTHER INFORMATION
                         CONCERNING EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     In addition to the incumbent directors and nominees for Class III director, as to whom information is furnished in the table on page 5, the executive officers of the Company also include the following:

     Joseph M. Connolly, age 54, Vice President of Operations of the Company since May 1979.

     John N. Colantuone, age 57, Vice President of Materials and Engineering of the Company since March 1989. From January 1982 to February 1989, Mr. Colantuone was Vice President of Materials of the Company.

     John F. Whoriskey, age 44, was Vice President of Marketing from June, 1990 until September, 1994.

     Mark H. Dall, age 51, Vice President of Information Services since January 1985.

     Adrian E. Roche, age 39, Vice President of World Wide Marketing since January 1995. From January, 1992 until December, 1994, Mr. Roche was the Vice President of European Sales of the Company. Prior to that time, from 1989 to 1991, Mr. Roche held several managerial positions with Fisher-Price Kiddie Craft in the United Kingdom, the last of which was Managing Director.

     Wayne Shea, age 40, Vice President of World Wide Sales & Merchandising since January 1995. From July, 1991 to December, 1994, Mr. Shea was the Vice President of Service & Merchandising of the Company and from January 1985 to June 1991 Mr. Shea was Director of Merchandising of the Company.

     John R. Beals, age 40, Controller of the Company since July 1985 and Assistant Treasurer of the Company since January 1990.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for the fiscal years ended December 31, 1992, 1993 and 1994 paid or accrued by the Company to each of the following (i) the Company's Chief Executive Officer; and
(ii) the Company's four most highly paid executive officers who earned more than $100,000 in the 1994 fiscal year (collectively, the "named officers").

                           SUMMARY COMPENSATION TABLE
- - -------------------------------------------------------------------------------------------------------------
                                                                          LONG-TERM
                                                                     COMPENSATION AWARDS
                                            ANNUAL COMPENSATION     ----------------------
     NAME AND                              --------------------    SECURITIES UNDERLYING        ALL OTHER
PRINCIPAL POSITION                  YEAR     SALARY     BONUS(1)          OPTIONS(2)          COMPENSATION(3)
- - -------------------------------------------------------------------------------------------------------------
Marshall B. Sidman*                 1994    $172,562    $57,323                  0                $51,096
Chairman of the Board,              1993     197,830          0                  0                 61,500
Chief Executive                     1992     190,520     74,782                  0                 56,000
Officer and Director
Jerome M. Karp                      1994     144,628     34,394                  0                 45,829
Vice Chairman of the                1993     197,830          0                  0                 60,000
Board and Director                  1992     190,520     74,782                  0                 61,000
Ronald J. Sidman                    1994     193,539    159,291              5,000                 29,319
President and                       1993     220,954          0             26,500                 43,770
Director                            1992     213,708     83,882                  0                 42,770
Benjamin Peltz                      1994     159,645     88,646              4,000                 34,523
Sr. Vice President,                 1993     182,803          0             19,500                 47,945
Treasurer and Director              1992     176,393     69,242                  0                 47,945
John N. Colantuone                  1994     105,974     34,929              2,500                 11,952
Vice President of                   1993     101,342          0              5,000                 17,544
Materials and Engineering           1992      97,831     19,207                  0                 18,201

- - ---------------
(1) The bonus amounts were earned by these individuals in fiscal year 1994 and 1992 under the Company's Annual Incentive Plan. The Company did not make any bonus payments to the named officers for services rendered during the 1993 fiscal year.

(2) These numbers represent options to purchase shares of the Company's common stock granted pursuant to the Company's 1993 Equity Incentive Plan. See "Options/ SAR Grants in Last Fiscal Year" for more detailed information on such options.

(3) The amounts shown in this column reflect (i) insurance premium payments made on behalf of the following named officers by the Company during the 1994 fiscal year for life insurance policies: Marshall B. Sidman -- $35,500; Jerome M. Karp -- $30,000; Ronald J. Sidman -- $12,770; and Benjamin Peltz -- $17,945; and (ii) contributions made by the Company to the Company's defined contribution pension and 401(k) plans on behalf of the following named officers: Marshall B. Sidman -- $15,596; Jerome M. Karp -- $15,829; Ronald J. Sidman -- $16,549; Benjamin Peltz -- $16,578; and John N. Colantuone -- $11,952.

  * Mr. Marshall B. Sidman died on March 24, 1995.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth grants of stock options pursuant to the Company's 1993 Equity Incentive Plan during the 1994 fiscal year to the named officers reflected in the Summary Compensation Table above:

                               OPTION/SAR GRANTS IN LAST FISCAL YEAR
- - ---------------------------------------------------------------------------------------------------
                                                                             POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED ANNUAL
                     NUMBER OF     PERCENTAGE OF                             RATES OF STOCK PRICE
                     SECURITIES  TOTAL OPTIONS/SARS                         APPRECIATION FOR OPTION
                     UNDERLYING      GRANTED TO     EXERCISE                        TERM(2)
                    OPTIONS/SARS    EMPLOYEES IN    PRICE PER  EXPIRATION   -----------------------
       NAME          GRANTED(1)     FISCAL YEAR     SHARE(1)      DATE          5%          10%
- - ---------------------------------------------------------------------------------------------------
Marshall B. Sidman          0
Jerome M. Karp              0
Ronald J. Sidman        5,000           10.0%        $ 10.04     3/23/99     $  8,043     $23,292
Benjamin Peltz          4,000            8.0            9.13     3/23/99       10,084      22,284
John N. Colantuone      2,500            5.0            9.13     3/23/99        6,303      13,927

- - ---------------
(1) Incentive stock options were granted in 1994 pursuant to the Company's 1993 Equity Incentive Plan (the "Plan"). The exercise price of the options granted to Messrs. Peltz and Colantuone was equal to the fair market value (the mean between the final bid and ask price) of the Company's shares on the date of the grant, March 23, 1994. The exercise price of the options granted to Mr. Sidman was 110% of the fair market value of the Company's shares on such date. The options are exercisable in three equal annual installments beginning on March 23, 1995. The post-retirement exercise period for exercisable options is generally three months. In the event the Company is acquired (through consolidation or merger or sale of substantially all of the Company's assets), all outstanding stock options terminate unless the Committee administering the Plan, in its discretion, accelerates the exercisability of the outstanding options.

(2) In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's common stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options to purchase the Company's common stock granted under the Company's 1993 Equity
Incentive Plan including the number of unexercised options outstanding on December 31, 1994 and the value of such unexercised options on December 31, 1994. No options were exercised during 1994.

                            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                   AND FISCAL YEAR-END OPTIONS/SAR VALUES
 ----------------------------------------------------------------------------------------------------
                                         NUMBER OF SECURITIES
                                              UNDERLYING                   VALUE OF UNEXERCISED
                                       UNEXERCISED OPTIONS/SARS            IN-THE-MONEY OPTIONS
                                          AT FISCAL YEAR END               AT FISCAL YEAR END(1)
                                     -----------------------------     -----------------------------
              NAME                   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- - ----------------------------------------------------------------------------------------------------

Marshall B. Sidman                          0                 0                0                 0
Jerome M. Karp                              0                 0                0                 0
Ronald J. Sidman                        8,834            22,666          $66,800         $ 179,700
Benjamin Peltz                          6,500            17,000          $56,100         $ 152,600
John N. Colantuone                      1,668             5,832          $14,400         $  54,000

- - ---------------
     (1) Value is based on the difference between the option exercise price and the fair market value at 1994 fiscal year end ($19.25 per share -- the closing sale price on NASDAQ Small-Cap Market) multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

     In August, 1994, the Company entered into an employment agreement (the "Agreement") with Mr. Jerome M. Karp ("Mr. Karp"). The Agreement provides that Mr. Karp will continue to be employed by the Company on a reduced-time basis for a period of five years until his retirement from the Company in August, 1999 (the "Term") and will continue to serve as the Vice Chairman of the Board of Directors subject to election by the Board of Directors. The Agreement provides for an annual salary of $100,000 ("Salary") and participation by Mr. Karp in the benefits and benefit plans provided by the Company to its executive officers during the Term (the "Benefits"), except the Company's Annual Incentive Plan and 1993 Equity Incentive Plan.

     If Mr. Karp terminates the Agreement for any reason, or if Mr. Karp is terminated for cause, his right to Salary and the Benefits terminate. In the event of Mr. Karp's death, the Company will pay to Mr. Karp's legal representative the lesser of $100,000 or the balance of Salary due Mr. Karp in the fifth year of the Term. In the event Mr. Karp becomes disabled, the Company will pay Mr. Karp the sum of $100,000 in 12 equal monthly installments. In the event of certain corporate transactions (merger, sale of all or substantially all of the Company's assets, or sale of a majority of the Company's Common Stock) the Agreement terminates and the Company will pay Mr. Karp in a lump sum payment, the lesser of $100,000 or the balance of the Salary due Mr. Karp in the fifth year of the Term.

     As additional consideration for entering into the Agreement, Mr. Karp has agreed not to disclose the Company's confidential information and not to compete with the Company or solicit its employees or customers during the Term and for a five-year period following termination of his employment.

     On March 23, 1995, the Company entered into employment agreements (the "Agreements") with Messrs. Ronald J. Sidman and Benjamin Peltz (the "Executives"). Unless otherwise indicated, the provisions of the Agreements are substantially similar. The respective Agreements provide that, initially, Mr. Sidman will serve as President and Mr. Peltz will serve as Senior Vice President and Treasurer of the Company, in each case for a term of five years, provided, however, that the Agreements are automatically renewed for additional three-year periods unless either party gives the other party notice of termination at least 90 days prior to the expiration of the initial or any renewal term (the "Term"). Base salary under the Agreements is currently $214,000 for Mr. Sidman and $177,000 for Mr. Peltz, which amounts may be increased or decreased during the Term in the discretion of the Compensation Committee ("Salary"). The Executives are also entitled to participate in the Company's Annual Incentive Plan ("Annual Bonus"), the Company's 1993 Equity Incentive Plan, and the benefits and benefit plans provided by the Company to its other executive officers during the Term ("Benefits").

     If an Executive is terminated for cause, the Salary and Benefits of the Executive cease immediately and the Executive will not be entitled to receive an Annual Bonus for the year in which the termination for cause occurs. In the event of an Executive's death, the Company will pay the Executive's legal representative an amount equal to his Salary then in effect, in 12 equal monthly installments. In the event an Executive becomes disabled, the Executive will receive an amount equal to his Salary then in effect, in 12 equal monthly installments. Any Annual Bonus amounts due an Executive in the year of his death or disability will be paid on a pro rata basis. In the event the Company or an Executive terminates the Agreement for any reason (other than death, disability or cause), any Annual Bonus to which an Executive is entitled will be paid on a pro rata basis.

     In consideration for their obligation not to disclose the Company's confidential information and not to compete with the Company or solicit its employees during the Term and for a two-year period following termination of their employment by either party for any reason (other than death, disability or cause), the Executives will receive their Salary and Benefits (then in effect) for such two year period less any amount earned by the Executives from other employment during such period.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee, consisting of the Company's two non-employee directors, is responsible for establishing the compensation of the Company's executive officers and administering and granting stock options and other awards to the Company's executive officers under the Company's 1993 Equity Incentive Plan. The Committee has furnished this report concerning compensation of the executive officers for the fiscal year ended December 31, 1994.

     The compensation of the executive officers in 1994 consisted of base salary, stock option awards and annual incentive cash awards under the Company's Annual Incentive Plan.

BASE SALARY

     At the beginning of each fiscal year the Committee establishes the base salaries of the Chief Executive Officer ("CEO") and the Company's other executive officers. The base salaries of these executive officers are based on general salary information on companies of similar size, and the Committee believes such salary levels are in the mid-range for such companies. The executive officers' salaries are also based on the responsibilities, experience, and individual performance of each officer, taking into account the past and expected future contributions to the Company of such officer.

     In addition, the Committee also considers the per-share earnings of the Company, the Company's growth in net earnings and sales over the years, the market valuation of the Company's Common Stock, and current economic and business conditions in determining the base salaries of the executive officers. Based on all these considerations, the Committee established for fiscal year 1994 a 12% decrease in the base salaries of Messrs.

Marshall B. Sidman, Jerome M. Karp, Ronald J. Sidman and Benjamin Peltz (the "Senior Executive Officers") over the 1993 levels. The base salaries for the majority of the other executive officers of the Company remained at their 1993 levels; however, the base salaries of two executive officers were increased as a result of promotions during 1994 and the base salary of one executive officer was increased as a result of exceptional performance. In August 1994, the Company entered into a 5-year employment agreement with Jerome M. Karp, under which Mr. Karp will continue to be employed by the Company, on a reduced-time basis. Such agreement reduced his base salary to $100,000 per annum (see "Employment Agreements").

ANNUAL INCENTIVE PLAN

     Each executive officer was eligible to receive an annual incentive cash payment for 1994 under the Company's Annual Incentive Plan. Payment of such incentive awards to the officers under the Annual Incentive Plan was contingent upon the Company's achievement in 1994 of substantial net earnings in relation to varying profit targets established by the Committee. The Committee determined that in the event the Company achieved the profit targets in 1994, a bonus pool equal up to 7% of pre-tax profit (after payment of bonuses to all other executive officers and employees) would be divided amongst the Senior Executive Officers according to a pre-determined formula. Mr. Jerome Karp's award under the Plan for 1994 was determined on a pro rata basis. The maximum payment to the other executive officers for 1994 was equal to 30% of an officer's base salary.

STOCK OPTIONS

     In order to align the interests of senior management and the Company's other executive officers towards the enhancement of corporate value, and to further motivate the Company's executive officers to concentrate on the long-term growth of the Company, the Company in 1994 granted options to purchase the Company's stock to the President and the Treasurer, and other executive officers. Such stock options were not granted pursuant to any formula. No options were granted to the CEO or the Vice Chairman of the Board, who concurred with the Committee that the long-term interests of the Company's stockholders would best be served by providing incentive to the Company's other executive officers in order to further increase their individual contributions to the Company and assist the Company to achieve its strategic goals.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

     The new Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits a company's ability to take a deduction for federal tax purposes for certain compensation paid to its executive officers. The Company currently expects that all compensation payable to executive officers during fiscal year 1994 will be deductible by the Company for federal income tax purposes. The Committee's policy with respect to compensation to be paid to executive officers is to structure compensation payments to executive officers so as to be deductible under Section 162(m).

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                 Merton N. Alperin                 Fred T. Page

                            STOCK PERFORMANCE CHART

     The following graph compares the cumulative total stockholder return on the Company's common stock during the five fiscal years ended December 31, 1994 with the cumulative total return on the NASDAQ-USA Index and the NASDAQ SIC #30 Index. The comparison assumes that the value of the investment in the Company's common stock and in each index was $100 on December 29, 1989 and that all dividends were reinvested.

                             KIDDIE
   MEASUREMENT PERIOD       PRODUCTS,    NASDAQ -    NASDAQ -SIC
  (FISCAL YEAR COVERED)       INC.         USA          #30
1989                         100.00       100.00       100.00
1990                          97.86        84.92        86.73
1991                         187.20       136.28       170.88
1992                         174.75       158.58       153.05
1993                         143.39       180.93       158.34
1994                         280.20       176.92       140.99

     Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from the Center for Research in Security Prices (CRSP) at the University of Chicago, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

     The list of firms on the NASDAQ exchange changes constantly and CRSP continuously updates its data on NASDAQ stock prices; therefore, the performance of the NASDAQ indexes may vary slightly from one proxy statement to the next.

               APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF
                  ORGANIZATION TO CHANGE THE COMPANY'S NAME TO
                             "THE FIRST YEARS INC."

                                (NOTICE ITEM 2)

     At the Meeting, the stockholders of the Company will be requested to adopt a proposed amendment to Article I of the Articles of Organization of the Company changing the name of the Company to "The First Years Inc."

     On January 19, 1995, the Board of Directors (the "Board") of the Company adopted the proposed amendment to Article I of the Articles of Organization of the Company, the text of which is set forth below:

"Article I
                        The name of the corporation is:

                             "The First Years Inc."

     The Company has been marketing its products under its well-known trademark and brand name, "The First Years," for many years and is known in its industry under such brand name. The Board believes that the Company's corporate name should be changed to its trade name, The First Years. Therefore, the Board proposes that the Company's corporate name be changed by amendment of its Articles of Organization to "The First Years Inc."

     The approval of this proposal requires the affirmative vote of the holders of a majority of the Company's Common Stock, outstanding and entitled to vote at the Meeting. Broker non-votes and abstentions will have the effect of a vote against the proposal. The Board believes that the amendment to the Articles of Organization is in the best interests of the Company and its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

       APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF ORGANIZATION
          INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                               (NOTICE ITEM 3)

     At the Meeting, the stockholders of the Company will be requested to adopt a proposed amendment to Article 3 of the Articles of Organization of the Company, increasing the number of authorized shares of Common Stock from 7,500,000 to 15,000,000, $.10 par value per share.


     On January 19, 1995, the Board of the Company adopted the proposed amendment to Article 3 of the Articles of Organization of the Company, the text of which is set forth below:

     "3. The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue is as follows:


                                             WITHOUT PAR VALUE           WITH PAR VALUE
                                             -----------------    -----------------------------
CLASS OF STOCK                                NUMBER OF SHARES     NUMBER OF SHARES    PAR VALUE
- - --------------                                ----------------     ----------------    ---------
Preferred..................................         None               None                --
Common.....................................         None               15,000,000        $ .10"

     The Company's Articles of Organization currently authorize the issuance of 7,500,000 shares of Common Stock, $.10 par value per share. As of March 1, 1995, there were 2,250,430 shares of Common Stock issued and outstanding. In addition, 217,830 shares are currently reserved for issuance under the Company's 1993 Equity Incentive Plan and Stock Option Plan for Non-employee Directors (the "Plans"), and, if approved by the stockholders at this Meeting, an additional 115,000 shares will be reserved for issuance under the Plans.

     The additional authorized shares that would be available for issuance if the proposed amendment is adopted may be issued for any proper corporate purpose by the Board at any time without further corporate approval unless required by applicable statutes. The Board believes it is desirable to give the Company this flexibility in considering such matters as stock splits or dividends, raising additional capital, acquisitions, or other corporate purposes. The authorization of such shares will enable the Company to act promptly and without additional expense if appropriate circumstances arise which require the issuance of such shares.

     While the Company has no present agreements or commitments to issue any additional shares (other than the shares already subject to outstanding stock options), the Board does regularly consider the Company's capital needs, the subject of stock dividends and the granting of options and other stock-based awards to employees and its directors under the Plans.

     Holders of Common Stock are not entitled to preemptive rights, and to the extent that any additional shares of Common Stock may be issued on other than a pro rata basis to current stockholders, the present ownership portion of current stockholders may be diluted.

     Depending upon the circumstance in which additional shares of Common Stock are issued, the overall effects of such issuance may be to render more difficult or to discourage a merger, tender offer, proxy contest, or the assumption of control by a holder of a large block of Common Stock. Management of the Company is not aware of any possible takeover attempts at this time.

     The approval of this proposal requires the affirmative vote of the holders of a majority of the Company's Common Stock, outstanding and entitled to vote at the Meeting. Broker non-votes and abstentions will have the effect of a vote against this proposal. The Board believes that the amendment to the Articles of Organization is in the best interests of the Company and its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE ARTICLES OF ORGANIZATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. PROXIES SOLICITED BY THE BOARD WILL BE VOTED SO UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

             APPROVAL OF AMENDMENT TO 1993 EQUITY INCENTIVE PLAN

                               (NOTICE ITEM 4)

     The Company's 1993 Equity Incentive Plan (the "Plan") originally provided for the issuance of up to 205,000 shares of Common Stock. A substantial portion of these shares are currently subject to outstanding options, leaving a small amount of shares available for future option grants or other awards under the Plan. Therefore, in order to ensure that a sufficient number of shares are available to be issued to participants in the future, the Board on January 19, 1995, adopted, subject to stockholder approval, an amendment to the Plan increasing the aggregate number of shares of Common Stock authorized for issuance under the Plan by 100,000, from 205,000 to 305,000.

     The Board also approved an amendment limiting to 150,000 the number of shares that may be awarded upon the exercise of stock options and stock appreciation rights to an individual during the ten-year life of the Plan. Recently enacted Section 162(m) of the Internal Revenue Code places limitations on the deductibility of compensation in excess of $1 million paid to the chief executive officer and the four other most highly compensated executive officers unless the compensation is performance based. For compensation attributable to stock options and stock appreciation rights to qualify as performance based, the plan under which they are granted must state a maximum number of shares with respect to which options and rights must be granted during a specified period. The Board believes that the Company will benefit from this amendment by being able to deduct for income tax purposes any income realized by one of the designated executive officers in excess of $1 million upon the exercise of a non-qualified stock option or stock appreciation right.

SUMMARY OF THE PLAN

  General

     Under the Plan, the Compensation Committee may grant stock options (both incentive stock options and nonstatutory options), stock appreciation rights, restricted stock, unrestricted stock, deferred stock grants, and performance awards, as well as loans in connection with such grants and awards and cash payments intended to offset income taxes due with respect to any such grant or award. Awards under the Plan may also include a provision for the payment of dividend equivalents with respect to the shares subject to the awards. Employees of the Company and its subsidiaries, if any, and other persons or entities who, in the Compensation Committee's opinion, are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Plan.

     Stock Options. The exercise price of an incentive stock option granted under the Plan may not be less than 100% (110% in the case of ten percent stockholders) of the fair market value of the Company's Common Stock at the time of grant. The exercise price of a nonstatutory option granted under the Plan is determined by the Compensation Committee. The Compensation Committee sets the term of each option, which cannot exceed ten years from grant (five years from grant in the case of an incentive stock option granted to a ten percent stockholder), and specifies the time or times each option will be exercisable. The exercise price may be paid in cash or check acceptable to the Company. Subject to certain additional limitations, the Compensation Committee may also permit the exercise price to be paid by tendering shares of Common Stock, by using a promissory note, by delivering to the Company an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted either alone or in tandem with stock option grants. Each SAR entitles the participant, in general, to receive upon exercise the excess of a share's fair market value at the date of exercise over the share's fair market value on the date the SAR was granted. The Plan also provides for SARs entitling the participant, upon exercise, to receive an amount based on certain other measures, including SARs that entitle the recipient to receive, following a change in control of the Company as determined by the Compensation Committee, an amount measured by specified values or averages of values prior to the change in control. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the options is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

     Stock Awards. The Plan provides for awards of nontransferable shares of restricted Common Stock subject to forfeiture as well as of unrestricted shares of Common Stock. Restricted Common Stock must be forfeited to the Company if the participant ceases to be an employee before the restrictions lapse. Other awards under the Plan may also be settled with restricted Common Stock.

     The Plan also provides for deferred grants entitling the recipient to receive shares of Common Stock in the future at such times and on such conditions as the Compensation Committee may specify, and performance awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the Compensation Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Plan.

     The Compensation Committee may approve loans from the Company in connection with the purchase of Common Stock under an award or the payment of taxes in connection with an award, and may provide for outright cash grants to make participants whole for certain taxes. A loan under the Plan will have such provisions as the Compensation Committee determines but may not have a term exceeding ten years.

     Except as otherwise provided by the Compensation Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant's executor, administrator, or transferee during a period of one year following such death (or for the remainder of their original term, if less). Options and SARs not exercisable at a participant's death terminate. Outstanding awards of Restricted Stock must be transferred to the Company upon a participant's death and, similarly, Deferred Stock grants, performance awards and supplemental awards to which a participant is not irrevocably entitled will be forfeited unless otherwise provided.

     In the case of termination of a participant's association with the Company for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of Restricted Stock must be resold to the Company, and other awards terminate, except as otherwise provided.

     In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated, all outstanding awards will terminate. The Compensation Committee may, however, in its discretion cause unvested awards to vest or become exercisable, remove performance or other conditions on the exercise of or vested right to an award, or in certain circumstances provide for replacement awards.

  Federal Tax Effects

     The following discussion summarizes certain federal income tax consequences of the issuance and exercise of options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the plans, nor does it cover state, local or non-U.S. taxes.

     Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an incentive stock option (ISO). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- or two-year holdings periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

     Non-statutory Options. In general, in the case of a nonstatutory option, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

     In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a nonstatutory option. ISOs granted after 1986 are also treated as nonstatutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     Under the so-called "golden parachute" provisions of the Internal Revenue Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

OPTION GRANTS UNDER THE PLAN

     As of March 1, 1995, options for the purchase of a total of 133,986 shares of Common Stock were outstanding under the Plan (of which 30,192 were exercisable as of such date), and an additional 68,844 shares remained available for grant under the Plan. The closing price of the Company's Common Stock at March 1, 1995 was $20.50 per share. The following table sets forth information as of March 1, 1995, with respect to stock options which have been granted since the Plan was adopted by the Company to (i) the Company's Chief Executive Officer and each of the other executive officers of the Company named in the Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all current executive officers of the Company as a group, (iv) all current directors of the Company other than those who are executive officers, as a group, and (v) all employees of the Company excluding executive officers as a group.

                                                                                  NUMBER OF SHARES
     NAME AND POSITION                                                            SUBJECT TO OPTION
     -----------------                                                            -----------------
     Ronald J. Sidman.........................................................         31,500
       Chairman of the Board, Chief Executive Officer, President, and Director
     Jerome M. Karp...........................................................              0
       Vice Chairman of the Board and Director
     Benjamin Peltz...........................................................         23,500
       Senior Vice President, Treasurer, and Director
     John N. Colantuone.......................................................          7,500
       Vice President of Materials & Engineering
     All current executive officers as a group................................         91,000
     All current directors of the Company, excluding executive officers, as a
       group..................................................................              0
     All employees of the Company, excluding executive officers, as a group...         42,986

VOTING REQUIREMENTS

     To approve the amendments to the Plan, the vote of the holders of a majority of the shares present or represented and entitled to vote on the proposal at the Meeting is required. An abstention will have the effect of a vote against the proposal, while a broker non-vote will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL

     THE BOARD OF DIRECTORS BELIEVES THAT EQUITY AWARDS UNDER THE PLAN HAVE BEEN AND WILL CONTINUE TO BE AN IMPORTANT COMPENSATION ELEMENT IN ATTRACTING, RETAINING AND REWARDING EMPLOYEES WHO ARE EXPECTED TO CONTRIBUTE TO THE COMPANY'S GROWTH AND SUCCESS. THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN AND TO LIMIT THE PER-INDIVIDUAL ISSUANCES WILL PROMOTE THE INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT

THE STOCKHOLDERS VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                APPROVAL OF AMENDMENT TO 1993 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                (NOTICE ITEM 5)

     The Company's 1993 Stock Option Plan for Non-employee Directors (the "Directors Plan") currently provides that each non-employee director automatically receives, on the date of each Annual Meeting, an option to purchase 1,500 shares of Common Stock of the Company. A total of 15,000 shares of Common Stock are currently eligible for issuance under the Directors Plan. On January 19, 1995, the Board of Directors adopted, subject to stockholder approval, an amendment to the Director Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 15,000 from 15,000 to 30,000, and to provide for an automatic one-time grant of an option for 5,000 shares to each non-employee member of the Board of Directors who has been in office for at least three (3) years.

     The Board of Directors believes that stockholder approval of the amendment to the Directors Plan will enable the Company to continue to attract and retain highly-qualified outside directors and that the number of shares currently available for issuance under the Directors Plan, and the formula by which options are granted, are insufficient to accomplish these purposes.

SUMMARY OF THE PLAN

     Pursuant to the Directors Plan, each director who is not an employee of the Company will be granted on the date of each Annual Meeting, following the election of directors, an option to acquire 1,500 shares of Common Stock. If amended, the Director Plan will also authorize, without further action by the Board, an automatic grant of an option to purchase 5,000 shares of the Company's Common Stock to each incumbent non-employee director who has been a member of the Board of Directors for at least three (3) years and to each new member of the Board of Directors after such director has been in office for at least three
(3) years. Merton N. Alperin and Fred T. Page are the only non-employee directors who have been members of the Board of Directors for at least five years, and assuming they are directors following this Meeting, each will receive an option for 5,000 shares of Common Stock at that time.

     The exercise price of such options will be the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, by tendering shares of Common Stock, by delivering an undertaking by a broker to deliver promptly sufficient funds to an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or by any combination of the foregoing. Each option will be non-transferable except upon death, will expire 10 years after the date of grant. Each option for 1,500 shares will become exercisable on the first anniversary of the date of grant, while each option for 5,000 shares will become exercisable six (6) months from the date of grant. If the director dies or otherwise ceases to be a director prior to the date the option becomes exercisable, that option will immediately expire. Any vested options will remain exercisable for a period of one year following death or three months following other termination of the individual's status as a director, but in no event beyond the tenth anniversary of the date of grant. Upon a merger in which the Company is not the surviving corporation, or that results in the acquisition of all of the Company's stock, or a sale of all or substantially all of the Company's assets, or a dissolution or liquidation of the Company, all options not at the time exercisable will become immediately exercisable and will terminate upon the consummation of the transaction. If amended, the Directors Plan will authorize the issuance of a total of 30,000 shares of Common Stock subject to adjustment for stock splits and similar events.

     For federal income tax purposes, options under the Directors Plan are treated as nonstatutory options. For a discussion of certain federal tax effects, see the discussion under "Approval of Amendment to 1993 Equity Incentive Plan" above.

OPTION GRANTS UNDER THE DIRECTORS PLAN

     As of March 1, 1995, options for the purchase of a total of 6,000 shares of Common Stock were outstanding under the Directors Plan (of which 3,000 were exercisable as of such date), and 9,000 shares remained available for grant under the Directors Plan. The closing price of the Company's Common Stock at March 1, 1995 was $20.50 per share. If the Directors Plan is amended at the Meeting, (i) an additional 15,000 shares will be available for grant under the Directors Plan; and (ii) the following stock options which will be granted under the Directors Plan on May 18, 1995 following the Meeting to current non-employee directors continuing in office after such Meeting:

                                                                        NUMBER OF SHARES
     NAME AND POSITION                                                 SUBJECT TO OPTION
     -----------------                                                 -----------------
     Merton N. Alperin, Director......................................         6,500
     Fred T. Page, Director...........................................         6,500
     Non-employee Directors as a group (2 members)....................        13,000

VOTING REQUIREMENTS

     To approve the amendments to the Directors Plan, the vote of the holders of a majority of the shares present or represented and entitled to vote on the proposal at the Meeting is required. An abstention will have the effect of a vote against the proposal, while a broker non-vote will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL

     THE BOARD OF DIRECTORS BELIEVES THAT STOCK OPTION GRANTS UNDER THE DIRECTORS PLAN HAVE BEEN AND WILL CONTINUE TO ENABLE THE COMPANY TO ATTRACT AND RETAIN HIGHLY QUALIFIED OUTSIDE DIRECTORS. THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENTS TO THE DIRECTORS PLAN WILL PROMOTE THE INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

          AMENDMENT OF THE COMPANY'S BY-LAWS BY THE BOARD OF DIRECTORS

     On January 19, 1995 the Company's Board of Directors (the "Board") adopted the following amendments to the Company's by-laws (the "Old By-laws") to conform them to current Massachusetts Business Corporation Law ("MBCL") and business practices of public companies (The Company's amended by-laws are referred to below as the "New By-laws"):

          (1) Article I of the Old By-laws fixing the name of the Company and location of the principal office of the Company has been repealed to provide the Board with flexibility in determining such matters for the Company.

          (2) In conformity with current MBCL, Article IV. Section 1. of the Old By-laws was amended to require the Annual Meeting of Stockholders to be held within 6 months of the Company's fiscal year end.

          (3) In conformity with current MBCL, Article IV. Section 2. of the Old By-laws was amended to require one or more stockholders to hold, singly or together, at least 40% of the Company's voting stock in order to call a special meeting of stockholders.

          (4) Article II. Section 3. of the New By-laws entitled "Notice of Business" was adopted to establish advance notice procedures with regard to matters being brought by a stockholder before a meeting of stockholders. In general, under this by-law notice must be received by the Company not less than 60 days, nor more than 90 days, prior to a meeting of stockholders (with respect to a proposal being brought by a stockholder at an Annual Meeting, notice must be received 150 days prior to the date such meeting was held in the prior year) and must contain certain specified information concerning the matter to be brought before the meeting and concerning the stockholder submitting the proposal.

          (5) Article III. Section 2. of the New By-laws entitled "Nomination; Eligibility to Serve" was adopted to establish advance notice procedures with regard to the nomination of candidates for election as directors. In general, under this by-law notice must be received by the Company not less than 60 days, nor more than 90 days, prior to a meeting of stockholders and must contain certain specified information concerning the persons to be nominated and the stockholders submitting the nominations.

          (6) In conformity with current MBCL, Article V. Section 4. of the Old By-laws was amended to permit the board of directors to fill any vacancy existing in the Board.

          (7) In conformity with current MBCL, Article III. Section 6 of the New By-laws was adopted to permit the board of directors, in addition to the stockholders, to increase the number of directors.

          (8) Article V. Section 2. of the Old By-laws was amended to state, in effect, that "except as otherwise provided by the Company's by-laws, the number of directors shall be fixed by the stockholders at their annual meeting" in order to clarify that notwithstanding the stockholders right to fix the number of directors at their annual meeting, the Board, is permitted under the Company's New By-laws to increase the number of directors and fill any existing vacancy in the Board.

          (9) Article V. Section 13. of the Old By-laws has been amended to clarify that a majority of the Board "then in office" shall constitute a quorum. In addition, the provision of Section 13 providing for the assent in writing of directors absent from a meeting to any action taken at such meeting was repealed because the Board deemed it no longer accurate.

          (10) Article VII. of the Old By-laws has been amended to more clearly enumerate the various officers of the Company; more clearly define the power of the Board to appoint the Chairman of the Board and the Chief Executive Officer and establish the duties of such offices; and more clearly define the duties of the President, Treasurer, Clerk, Vice Presidents, Assistant Treasurers and Clerks and Secretaries and Assistant Secretaries.

          (11) Section 8 of Article VI of the New By-laws permitting the Board of Directors to issue uncertificated shares (i.e. transaction statements in lieu of stock certificates) was adopted to conform the Old By-laws to modern business practice.

          (12) Article XVII of the New By-laws was adopted by the Board to exclude the Company from the application of Chapter 110D of the MBCL entitled "Regulation of Control Share Acquisitions." In general, this statute provides that any stockholder who acquires 20% or more of the outstanding voting stock of the Company may not vote that stock unless the other stockholders of the Company so authorize. Under Chapter 110D, the Board may amend the New By-laws at any time to subject the Company to this statute prospectively.

          (13) Article XVII of the Old By-laws was amended to conform the Old By-laws to the Company's Articles of Organization and current MBCL both of which permit the Board, by majority vote, to alter, amend and repeal the Company's by-laws (other than provisions which by law require action by stockholders). Notwithstanding this right of the Board to amend the Company's by-laws, MBCL provides that any by-law adopted by the Board may be amended or repealed by the Company's stockholders.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent Stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company's executive officers and directors that no other reports are required, during 1994 all Section 16(a) filing requirements applicable to the executive officers, directors and greater than ten percent beneficial owners were complied with.

                 INFORMATION REGARDING AUDITORS OF THE COMPANY

     Deloitte & Touche LLP were the Company's auditors for the fiscal year ended December 31, 1994, and the Board of Directors has selected them to act as auditors for the fiscal year 1995, subject to ratification of such selection by the stockholders. Unless otherwise directed by the stockholders, proxies will be voted for a resolution ratifying the appointment by the Board of Directors of Deloitte & Touche LLP as the independent auditors for the fiscal year 1995.

     A representative of Deloitte & Touche LLP is expected to attend the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 1995. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses in this connection.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than December 6, 1995 for inclusion in the proxy statement for that meeting.

                                            By Order of the Board of Directors

                                            EVELYN SIDMAN
                                              Clerk

Dated: April 10, 1995

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                            KIDDIE PRODUCTS, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 18, 1995

The undersigned stockholder of Kiddie Products, Inc. (the "Company") hereby appoints Ronald J. Sidman, Benjamin Peltz and Gitta M. Kurlat (each with power to act without the others and with power of substitution) proxies to represent the undersigned at the Annual Meeting of the Stockholders of the Company to be held on May 18, 1995 and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote, as designated on the reverse side of this card, all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

Each of the matters referred to on the reverse side of this card is more fully described in the Notice of and Proxy Statement for the Meeting, receipt of which is hereby acknowledged. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS (1), (2), (3), (4), (5) AND (6) AND THAT YOU GRANT THE PROXIES DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS UNLESS IT IS A BROKER NON-VOTE.

- - --------------------------------------------------------------------------------
                PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND
                     RETURN PROMPTLY IN ENCLOSED ENVELOPE
- - --------------------------------------------------------------------------------
Please sign this proxy exactly as your name appears on the books of the
Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?
____________________________________      ______________________________________

____________________________________      ______________________________________

____________________________________      ______________________________________




/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                  With   For All
                                           For    hold   Except                                                For  Against  Abstain
   1.)  Election of Class III Directors:   / /    / /     / /         2.)  Proposal to amend the Articles
                                                                           of Organization to change the
        RONALD J. SIDMAN, BENJAMIN PELTZ                                   Company's name to The First
                                                                           Years Inc.                          / /     / /     / /
   If you do not wish your shares voted "FOR" a particular
   nominee, mark the "FOR ALL EXCEPT" box and strike a line           3.)  Proposal to amend the Articles
   through the nominee(s) name. Your shares will be voted                  of Organization to increase the
   for the remaining nominee(s).                                           number of authorized shares of
                                                                           Common Stock.                       / /     / /     / /
   RECORD DATE SHARES:
                                                                      4.)  Proposal to approve an Amendment
                                                                           to Company's Equity Incentive
                                                                           Plan.                               / /     / /     / /
             REGISTRATION
                                                                      5.)  Proposal to approve an Amendment
                                                                           to Company's Stock Option Plan
                                                                           for Non-Employee Directors.         / /   / /     / /

                                                                      6.)  Proposal to ratify the selection
                                                                           of Deloitte & Touche LLP as
                                                                           auditors for the Company for the
                                                                           fiscal year 1995.                   / /     / /     / /

Please be sure to sign and date this Proxy         Date               7.)  In their discretion, the Proxies are authorized to
                                                                           vote upon such other business as may properly come
                                                                           before the meeting or any adjournment thereof.

Shareholder sign here                    Co-owner sign here                Mark box at right if comments or address change     / /
                                                                           have been noted on the reverse side of this card.